UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

Life Clips, Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

333-198828	46-2378100
(Commission File Number)	(IRS Employer Identification No.)

233 S. Sharon Amity Road, Suite 201, Charlotte, NC 28211
(Address of principal executive offices) (Zip Code)

(800) 292-8991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2016, Life Clips, Inc. entered into a Trademark License Agreement (the “Agreement”) with HP, Inc. (“HP”). Pursuant to the Agreement, the Company has been granted a sublicense to use, reproduce and display the HP trademarks in various territories on HP Branded Products, which are products that HP has approved for sale and distribution. The territories included are the United States, Canada, Australia, New Zealand, Israel, 26 countries in Europe, five countries in Africa, and 38 countries in Latin America. The initial term of the agreement will last until December 31, 2019, and shall automatically renew for an additional two year term, unless the Company provides written notice of non-renewal 180 days prior to the expiration of the initial term. As consideration for the sublicense, the Company shall pay to HP a cash fee of $250,000, consisting of $125,000 due on October 1, 2016 and $125,000 due on April 1, 2017. In addition to the cash payments, the Company shall also pay to HP royalties in amounts of 4% on Hardware for HP Branded Products, 10% on Accessories for HP Branded Products, and 10% on services for the HP Branded Products. The minimum royalties due to HP are $330,000 for the 2017 calendar year, $990,000 for the 2018 calendar year, $1,750,000 for the 2019 calendar year, and $500,000 per quarter during the renewal term, if applicable. The Trademark License Agreement is filed as Exhibit 10.1 to this current information report.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1 Trademark License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Date: September 22, 2016	By:	/s/ Robert Gruder
Robert Gruder, Chief Executive Officer